.

Rise Gold Issues Stock Options

September 20, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Corporation") announces that it has issued 1,006,750 stock options to the Corporation's President & CEO, Joseph Mullin through his personal company Mount Arvon Partners LLC. The stock options are excisable at a price of US$0.10 (C$0.14) per share until September 20, 2029.

The grant of these options has been facilitated by the voluntary surrender of certain other issued options held by another option holder. Including the announced grant, there are currently 1,286,750 options outstanding under the Company's stock option plan

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President & CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.